Exhibit (h4)

February 28, 2019

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention:  Geoff Emery, Vice President

Re:  Administration Agreement — Aberdeen Investment Funds

Ladies and Gentlemen:

Reference is made to the Administration Agreement between State Street Bank and Trust Company (the “Administrator”), and each Aberdeen management investment company identified on Schedule A thereto dated as of October 1, 2011, as amended and supplemented (the “Agreement”).  Pursuant to the Agreement, this letter is to provide notice that the Board of Trustees of the Aberdeen Investment Funds has approved a change in the name of the Aberdeen Select International Equity Fund II to the Aberdeen Global Equity Impact Fund, effective February 28, 2019. Please find attached hereto an updated Schedule A to the Agreement effective February 28, 2019.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to Aberdeen Standard Investments Inc. and retaining one for your records.

Sincerely,

ABERDEEN STANDARD INVESTMENTS INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Managing U.S. Counsel

Accepted:

STATE STREET BANK AND TRUST COMPANY

By: :	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Funds and Classes of Shares

Fund	Classes of Shares
Aberdeen Investment Funds (formerly Artio Global Investment Funds)	Class A and Institutional Class

Aberdeen Select International Equity Fund Aberdeen Global Equity Impact Fund (formerly Aberdeen Select International Equity Fund II) Aberdeen Total Return Bond Fund Aberdeen Global High Income Fund

ANNEX I

ABERDEEN INVESTMENT FUNDS

Further to the Amendment dated as of June 29, 2018, to the Administration Agreement dated as of October 1, 2011, between each management company identified on Schedule A hereto (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Administrator”), the Funds and the Administrator mutually agree to update this Annex 1 by adding/removing Funds and/or Series as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type
Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

ABERDEEN INVESTMENT FUNDS
Aberdeen Select International Equity Fund Aberdeen Global Equity Impact Fund (formerly Aberdeen Select International Equity Fund II) Aberdeen Total Return Bond Fund Aberdeen Global High Income Fund	Standard

Form N-CEN Services
Aberdeen Investment Funds

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

ABERDEEN STANDARD		STATE STREET BANK AND TRUST COMPANY
INVESTMENTS INC.

		By:	/s/ Andrew Erickson
By:	/s/ Lucia Sitar	Name:	Andrew Erickson
Name:	Lucia Sitar	Title:	Executive Vice President
Title:	Managing U.S. Counsel	Address:	One Lincoln Street Boston, MA 02111
Address:	1900 Market St, Suite 200, Philadelphia, PA, 19103	Date:	January 22, 2020
Date